EXHIBIT (h)(3)

COMPLIANCE AND ANTI-MONEY LAUNDERING SERVICES AGREEMENT

AGREEMENT made as of October 22, 2009 by and between Old Mutual Global Shares Trust, a Delaware statutory trust, with its principal office and place of business at 10 High Street, Suite 302, Boston, MA 02110 (the “Fund”), and Foreside Compliance Services, LLC, a Delaware limited liability company with its principal office and place of business at Three Canal Plaza, Portland, Maine 04101 (“Foreside”).

WHEREAS, the Fund is, or will be, registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company; and

WHEREAS, the Fund desires that Foreside perform certain compliance services and Foreside is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Fund and Foreside hereby agree as follows:

SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

(a)

The Fund hereby appoints Foreside, and Foreside hereby agrees, to provide a Chief Compliance Officer (“CCO”), as described in Rule 38a-1 of the 1940 Act (“Rule 38a-1”) and an Anti-Money Laundering Officer (“AMLO”), to the Fund for the period and on the terms and conditions set forth in this Agreement.

(b)

In connection therewith, the Fund has delivered to Foreside copies of, and shall promptly furnish Foreside with all amendments of or supplements to: (i) the Fund’s Declaration of Trust and Bylaws (collectively, as amended from time to time, “Organizational Documents”); (ii) the Fund’s current Registration Statement, as amended or supplemented, filed with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the 1940 Act (the “Registration Statement”); (iii) the Fund’s current Prospectus and Statement of Additional Information (collectively, as currently in effect and as amended or supplemented, the “Prospectus”); (iv) each plan of distribution or similar document that may be adopted by the Fund under Rule 12b-1 under the 1940 Act and each current shareholder service plan or similar document adopted by the Fund; (v) copies of the Fund’s current annual and semi-annual reports to shareholders; and (vi) all policies, programs and procedures adopted by the Fund with respect to the Funds (e.g., repurchase agreement procedures).  The Fund shall deliver to Foreside a certified copy of the resolution of the Board of Trustees of the Fund (the “Board”) appointing the CCO and AMLO hereunder and authorizing the execution and delivery of this Agreement.  In addition, the Fund shall deliver, or cause to deliver, to Foreside upon Foreside’s reasonable request any other Fund documents that would enable Foreside to perform the services described in this Agreement.

SECTION 2.  DUTIES OF FORESIDE

(a)

Subject to the approval of the Board, Foreside shall make available a qualified person to act as the Fund’s CCO who is competent and knowledgeable regarding the federal securities laws.  The initial CCO will be Paul Hahesy (the “Initial CCO”). Foreside’s responsibility for the activities of the CCO are limited to the extent that the Board shall make all decisions regarding the designation, termination and level of compensation of the CCO as provided by Rule 38a-1.

(b)

With respect to the Fund, the CCO shall:

(i)

report directly to the Board;

(ii)

assist in designing and review and administer the Fund’s compliance program policies and procedures and review and oversee those policies and procedures of the Fund’s adviser, any sub-adviser, administrator, principal underwriter and transfer agent (collectively, “Service Providers”) that relate to the Fund;

(iii)

conduct periodic reviews of the Fund’s compliance program and incorporate any new or changed regulations, best practice recommendations or other guidelines that may be appropriate;

(iv)

review, no less frequently than annually, the adequacy of the policies and procedures of the Fund and its Service Providers and the effectiveness of their implementation;

(v)

apprise the Board of significant compliance events at the Fund or its Services Providers;

(vi)

design testing methods for the Fund’s compliance program policies and procedures;

(vii)

perform and document periodic testing of certain key control procedures (as appropriate to the circumstances), including reviewing reports, investigating exceptions, and making inquiries of Fund management and Service Providers;

(viii)

conduct periodic site visits to advisers and other Service Providers, as necessary;

(ix)

provide training and deliver updates to the Fund or its Service Providers, as necessary;

(x)

establish a quarterly reporting process to the Board, including both written and oral reports.  The CCO will attend regularly scheduled board meetings as well as special meetings on an as-needed basis.

(xi)

prepare a written annual report for the Board.  Such report shall, at a minimum, address (A) the operation of the Fund’s and its Service Providers’ policies and procedures since the last report to the Board; (B) any material changes to such policies and procedures since the last report; (C) any recommendations for material changes to the policies and procedures as a result of the periodic or annual reviews referred to in Sections 2(b)(iii) and (iv) above; and (D) any “material compliance matters” (as defined in Rule 38a-1) since the date of the last report; and

(xii)

no less than annually, the CCO shall meet separately with the Fund’s independent Trustees.

(c)

Subject to the approval of the Board, Foreside shall make available a qualified person to act as the Fund’s AMLO who is competent and knowledgeable regarding the federal securities laws and the anti-money laundering rules and regulations applicable to mutual funds.

(d)

Foreside shall assist the Fund with compliance matters as requested and shall provide support staff to the CCO to assist the CCO in all aspects of his or her duties under this Agreement.

(e)

Foreside may provide other services and assistance relating to the affairs of the Fund as the Fund may, from time to time, request subject to mutually acceptable compensation and implementation agreements.

(f)

Foreside shall maintain records relating to its services, such as compliance policies and procedures, relevant Board presentations, annual reviews, and other records, as are required to be maintained under the 1940 Act and Rule 38a-1 thereunder (collectively, the “Records”).  Such Records shall be maintained in the manner and for the periods as are required under such laws and regulations.  The Records shall be the property of the Fund.  The Fund, or the Fund’s authorized representatives, shall have access to the Records at all times during Foreside’s normal business hours.  Upon the reasonable request of the Fund, copies of any of the Records shall be provided promptly by Foreside to the Fund or the Fund’s authorized representatives at the Fund’s expense.

(g)

Nothing contained herein shall be construed to require Foreside to perform any service that could cause Foreside to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause the Fund to act in contravention of the Fund’s Prospectus or any provision of the 1940 Act.  Except with respect to Foreside’s duties as set forth in this Section 2 and, except as otherwise specifically provided herein, the Fund assumes all responsibility for ensuring that the Fund complies with all applicable requirements of the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”), the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Fund.  All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

(h)

In order for Foreside to perform the services required by this Section 2, the Fund shall (i) instruct all Service Providers to furnish any and all information to Foreside as reasonably requested by Foreside, and assist Foreside as may be required and (ii) ensure that Foreside has access to all records and documents maintained by the Fund or any Service Provider.

SECTION 3.  STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION

(a)

Foreside shall use its best judgment and efforts in rendering the services described in this Agreement and shall not be liable to the Fund or any of the Fund’s stockholders for any action or inaction of Foreside or the CCO or the AMLO relating to any event whatsoever in the absence of bad faith, reckless disregard, gross negligence or willful misfeasance.  Further, neither Foreside nor the CCO or AMLO shall be liable to the Fund or any of the Fund’s stockholders for any action taken, or failure to act, in good faith reliance upon: (i) the advice and opinion of Fund counsel; and/or (ii) any certified copy of any resolution of the Board.  Neither Foreside nor the CCO or AMLO shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Foreside, the CCO or AMLO reasonably believe in good faith to be genuine.

(b)

The Fund agrees to indemnify and hold harmless Foreside, its affiliates and each of their respective directors, officers, employees and agents and any person who controls Foreside within the meaning of Section 15 of the Securities Act (any of Foreside, its affiliates, their respective officers, employees, agents and directors or such control persons, for purposes of this paragraph, a “Foreside Indemnitee”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) Foreside’s performance of its duties under this Agreement, or (ii) the breach of any obligation, representation or warranty under this Agreement by the Fund.

In no case (i) is the indemnity of the Fund in favor of any Foreside Indemnitee to be deemed to protect the Foreside Indemnitee against any liability to which the Foreside Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable with respect to any claim made against any Foreside Indemnitee unless the Foreside Indemnitee notifies the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim are served upon the Foreside Indemnitee (or after the Foreside Indemnitee receives notice of service on any designated agent).

Failure to notify the Fund of any claim shall not relieve the Fund from any liability that it may have to any Foreside Indemnitee unless failure or delay to so notify the Fund prejudices the Fund’s ability to defend against such claim. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Foreside Indemnitee, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, the Foreside Indemnitee, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Foreside Indemnitee, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them.

(c)

Foreside agrees to indemnify and hold harmless the Fund and each of its Trustees and officers and any person who controls the Fund within the meaning of Section 15 of the Securities Act (for purposes of this paragraph, the Fund and each of its Trustees and officers and its controlling persons are collectively referred to as the “Fund Indemnitees”) against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising out of or based upon (i) the breach of any obligation, representation or warranty under this Agreement by Foreside, or (ii) Foreside’s failure to comply in any material respect with applicable securities laws.

In no case (i) is the indemnity of Foreside in favor of any Fund Indemnitee to be deemed to protect any Fund Indemnitee against any liability to which such Fund Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is Foreside to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Fund Indemnitee unless the Fund Indemnitee notifies Foreside in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim are served upon the Fund Indemnitee (or after the Fund Indemnitee has received notice of service on any designated agent).

Failure to notify Foreside of any claim shall not relieve Foreside from any liability that it may have to the Fund Indemnitee against whom such action is brought unless failure or delay to so notify Foreside prejudices Foreside’s ability to defend against such claim. Foreside shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if Foreside elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund Indemnitee, defendant or defendants in the suit. In the event that Foreside elects to assume the defense of any suit and retain counsel, the Fund Indemnitee, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If Foreside does not elect to assume the defense of any suit, it will reimburse the Fund Indemnitee, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them.

(d)

No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party, under the terms of section 3(b) or 3(c) above, without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld.  No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

(e)

The Fund, and not Foreside, shall be solely responsible for approval of the designation and approval of compensation of the CCO and the AMLO, as well as for removing the CCO and/or AMLO, as the case may be, from his or her responsibilities related to the Fund in accordance with Rule 38a-1.  Therefore, notwithstanding the provisions of this section 3, the Fund shall supervise the activities of the CCO and the AMLO with regard to such activities.

SECTION 4.  REPRESENTATIONS AND WARRANTIES

(a)

Foreside covenants, represents and warrants to the Fund that:

(i)

it is a limited liability company duly organized and in good standing under the laws of the State of Delaware;

(ii)

it is duly qualified to carry on its business in the State of Maine;

(iii)

it is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

(iv)

all requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

(v)

it has access to the necessary facilities, equipment, and personnel with the requisite knowledge and experience to assist the CCO and the AMLO in the performance of their duties and obligations under this Agreement;

(vi)

this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Foreside, enforceable against Foreside in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vii)

it shall make available a person who is competent and knowledgeable regarding the federal securities laws and is otherwise reasonably qualified to act as a CCO and who will, in the exercise of his or her duties to the Fund, act in good faith and in a manner reasonably believed by him or her to be in the best interests of the Fund;

(viii)

it shall make available a person who is competent and knowledgeable regarding the federal securities laws and is otherwise reasonably qualified to act as an AMLO;

(ix)

it shall compensate the CCO fairly, subject to the Board’s right under any applicable regulation (e.g., Rule 38a-1) to approve the designation, termination and level of compensation of the CCO.  In addition, it shall not retaliate against the CCO should the CCO inform the Board of a compliance failure or take aggressive action to ensure compliance with the federal securities laws by the Fund or a Service Provider;

(x)

it shall report to the Board promptly if it learns of CCO or AMLO malfeasance or in the event the CCO or AMLO is terminated as a CCO or AMLO, as the case may be, by another fund or if the CCO or AMLO is terminated by Foreside; and

(xi)

it shall report to the Board if at any time the CCO or the AMLO is subject to the “bad boy” disqualifications as set forth in Section 15(b)(4) of the Exchange Act or Section 9 of the 1940 Act.

(b)

The Fund covenants, represents and warrants to Foreside that:

(i)

it is a statutory trust duly organized and in good standing under the laws of Delaware;

(ii)

it is empowered under applicable laws and by its Organizational Documents to enter into this Agreement and perform its duties under this Agreement;

(iii)

all requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

(iv)

it is, or will be within a reasonable date, an open-end management investment company registered under the 1940 Act;

(v)

this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vi)

a registration statement under the Securities Act and the Exchange Act is or will be effective and will remain effective and appropriate State securities law filings will be or have been made and will continue to be made with respect the Fund;

(vii)

The CCO and AMLO shall be covered by the Fund’s Directors & Officers Liability Insurance Policy (the “Policy”), and the Fund shall use reasonable efforts to ensure that such coverage be (a) reinstated should the Policy be cancelled; (b) continued after either or both the CCO and/or AMLO ceases to serve as an officer of the Fund on substantially the same terms as such coverage is provided for all other Fund officers after such persons are no longer officers of the Fund; and (c) continued in the event the Fund merges or terminates, on substantially the same terms as such coverage is provided for all other Fund officers (and for a period no less than six years).  The Fund shall provide Foreside with proof of current coverage, including a copy of the Policy, and shall notify Foreside immediately should the Policy be cancelled or terminated; and

(viii)

the CCO and AMLO are named officers in the Fund’s corporate resolutions and subject to the provisions of the Fund’s Organizational Documents regarding indemnification of its officers.

SECTION 5.  COMPENSATION AND EXPENSES

(a)

In consideration of the compliance services provided by Foreside pursuant to this Agreement, the Fund shall pay Foreside the fees and expenses set forth in Appendix A hereto.

All fees payable hereunder shall be accrued daily by the Fund and shall be payable monthly in arrears within 30 days of receipt of an invoice by Foreside, in the event there is no dispute in respect of the invoice, for services performed during the prior calendar month.  All reasonable out-of-pocket charges incurred by Foreside shall be paid as incurred.  If fees begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs.  Upon the termination of this Agreement, the Fund shall pay to Foreside such compensation as shall be due and payable as of the effective date of termination.

(b)

Foreside may, with respect to questions of law relating to its services hereunder, apply to and obtain the advice and opinion of Fund counsel.  The costs of any such advice or opinion shall be borne by the Fund.

(c)

The CCO and AMLO are serving solely as officers of the Fund and none of the CCO, the AMLO or Foreside shall be responsible for, or have any obligation to pay, any of the expenses of the Fund.  All Fund expenses shall be the sole obligation of the Fund, which shall pay or cause to be paid all Fund expenses.

SECTION 6.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

(a)

This Agreement shall become effective on the date indicated above or at such time as Foreside commences providing services under this Agreement, whichever is later (the “Effective Date”).  Upon the Effective Date, this Agreement shall constitute the entire agreement between the parties and shall supersede all previous agreements between the parties, whether oral or written, relating to the Fund.

(b)

This Agreement shall continue in effect until terminated in accordance with the provisions hereof.

(c)

(i)  This Agreement may be terminated at any time, without the payment of any penalty (i) by the Board on sixty (60) days’ written notice to Foreside or (ii) by Foreside on sixty (60) days’ written notice to the Fund, provided, however, that the Board will have the right and authority to remove the individual designated by Foreside as the Trust’s CCO at any time, with or without cause, without payment of any penalty.  In this case, Foreside will designate another employee of Foreside, subject to approval of the Board and the Independent Trustees, to serve as temporary CCO until the earlier of: (i) the designation of a new permanent CCO; or (ii) the termination of this Agreement.

(ii)  a party may terminate this Agreement immediately without notice upon the issuance by any federal, state or local regulatory body of any administrative or regulatory sanction or penalty against the other party concerning or relating to this Agreement, or a petition in bankruptcy is filed by or against the other party, if such other party shall have made an assignment for the benefit of creditors, if the other party shall have voluntarily or involuntarily been adjudicated a bankrupt, or if a petition is filed for the reorganization of the other party.

(d)

Should the employment of the individual designated by Foreside to serve as the Fund’s CCO be terminated for any reason, Foreside will immediately designate another qualified individual, subject to ratification by the Board and the Independent Trustees, to serve as temporary CCO until the earlier of: (i) the designation, and approval by the Board, of a new permanent CCO, who will have similar experience to that of the Initial CCO; or (ii) the termination of this Agreement.  If, however, the Board desires to retain the individual as CCO, upon terms and conditions mutually satisfactory to said individual and the Board, Foreside agrees that it will continue to provide the services described in Sections 2(c) through (f) of this Agreement and the Trust shall continue to pay all fees due pursuant to this Agreement until such time as either party terminates the Agreement, in accordance with this Section 6.

(e)

The provisions of Sections 3, 6(e), 7, 10, 11, and 12 shall survive any termination of this Agreement.

(f)

This Agreement and the rights and duties under this Agreement shall not be assignable by either Foreside or the Fund except by the specific written consent of the other party.  All terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

SECTION 7.  CONFIDENTIALITY

Each party shall comply with the laws and regulations applicable to it in connection with its use of confidential information, including, without limitation, Regulation S-P (if applicable).  Foreside agrees to treat all records and other information related to the Fund as proprietary information of the Fund and, on behalf of itself and its employees, to keep confidential all such information, except that Foreside may release such other information (a) as approved in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Foreside  is advised by counsel that it may be exposed to civil or criminal contempt proceedings for failure to release the information (provided, however, that Foreside shall seek the approval of the Fund as promptly as possible so as to enable the Fund to pursue such legal or other action as it may desire to prevent the release of such information) or (b) when so requested by the Fund.

SECTION 8.  FORCE MAJEURE

Neither party shall be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication system or power supply.  In addition, to the extent Foreside’s obligations hereunder are to oversee or monitor the activities of third parties that have not been engaged by Foreside, Foreside shall not be liable for any failure or delay in the performance of Foreside’s duties caused, directly or indirectly, by the failure or delay of such third parties in performing their respective duties or cooperating reasonably and in a timely manner with Foreside.

SECTION 9.  ACTIVITIES OF FORESIDE

(a)

Except to the extent necessary to perform Foreside’s obligations under this Agreement, nothing herein shall be deemed to limit or restrict Foreside’s right, or the right of any of Foreside’s managers, officers or employees who also may be a director, trustee, officer or employee of the Fund (including, without limitation, the CCO and/or AMLO), or who are otherwise affiliated persons of the Fund, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

(b)

Upon prior approval by the Fund, Foreside may subcontract any or all of its functions or responsibilities pursuant to this Agreement to one or more persons, which may be affiliated persons of Foreside who agree to comply with the terms of this Agreement; provided, that any such subcontracting shall not relieve Foreside of its responsibilities hereunder.  Foreside may pay those persons for their services, but no such payment will increase Foreside’s compensation or reimbursement of expenses from the Fund.

SECTION 10.  COOPERATION WITH INDEPENDENT PUBLIC ACCOUNTANTS

Foreside shall cooperate with the Fund’s independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of such accountants’ duties.

SECTION 11.  LIMITATION OF STOCKHOLDER AND TRUSTEE LIABILITY

The trustees of the Fund and the stockholders of the Fund shall not be liable for any obligations of the Fund under this Agreement, and Foreside agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Fund.

SECTION 12.  MISCELLANEOUS

(a)

Neither party to this Agreement shall be liable to the other party for consequential, special or indirect damages under any provision of this Agreement.

(b)

This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

(c)

This Agreement may be executed by the parties hereto in any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(d)

If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.  This Agreement shall be construed as if drafted jointly by both Foreside and Fund and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

(e)

Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(f)

Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

(g)

Nothing contained in this Agreement is intended to or shall require Foreside, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day.  Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

(h)

The term “affiliate” and all forms thereof used herein shall have the meanings ascribed thereto in the 1940 Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

OLD MUTUAL GLOBAL SHARES TRUST

By: __________________

Name:

Title:

FORESIDE COMPLIANCE SERVICES, LLC

By:  /s/ David M. Whitaker

David M. Whitaker

Vice President

Appendix A

Compliance Services Fees

One-time Fees	One-time
Once-only fee for Fund compliance program setup, including hosting on workflow system	WAIVED

Recurring Fees	Rate
Flat fee for CCO Services	$90,000 per year, calculated and billed monthly

* All fees payable pursuant to this Agreement and this Schedule A are subject to an annual increase, commencing on the one-year anniversary of the Effective Date.  Such annual increases shall be in an amount equal to the percentage increase in consumer prices for services as measured by the United States Consumer Price Index since the Effective Date or the date of the last fee increase, as the case may be.

Out-Of-Pocket and Related Expenses

The Fund shall also reimburse Foreside for reasonable out-of-pocket and ancillary expenses incurred in the provision of services pursuant to this Agreement, including but not limited to the following:

(i)

communications;

(ii)

postage and delivery services;

(iii)

record storage and retention;

(iv)

reproduction;

(v)

reasonable travel expenses for the CCO incurred in connection with the provision of the services pursuant to this Agreement;

(vi)

reasonable travel expenses incurred in connection with travel requested by the Board; and

(vii)

any other expenses incurred in connection with the provision of the services pursuant to this Agreement, provided that for expenses under this subsection, Foreside shall obtain advance consent from the Client for any expenses exceeding five hundred dollars ($500.00).